SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. ______)

Filed by the registrant  [X]

Filed by a Party other than the registrant [  ]

Check the appropriate box:
[  ]    Preliminary proxy statement.
[  ]    Definitive proxy statement.
[ X]    Definitive additional materials.
[  ]    Soliciting material under Rule 14a-12.
[  ]    Confidential, for use of the Commission only (as permitted by Rule
        14a-b(e)(2))


                          LORD ABBETT INVESTMENT TRUST
                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)



Payment of filing fee (check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)      Title of each class of securities to which transaction applies
        2)      Aggregate number of securities to which transaction applies:
        3)      Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        4)      Proposed maximum aggregate value of transaction:
        5)      Total fee paid:
        [  ]    Fee paid previously with preliminary materials.
        [  ]    Check box if any part of the fee is offset as provided by
                Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        1)      Amount Previously Paid:
        2)      Form, Schedule or Registration Statement No.:
        3)      Filing Party:
        4)      Date Filed:

Lord Abbett World Bond-Debenture Fund
Phase III (B) Script

To be used on September 20, 2002

"Hello, I'm trying to reach (s/h name).  Is he/she available?

My name is _____ and I'm calling on behalf of your Lord Abbett World Bond-Debenture Fund account. We recently mailed you a reminder letter to register your vote for the she shareholder meeting. We haven't received your vote as of yet, so we're calling to ask if you would like to issue a vote on your account. Would you like to register a vote along with the recommendations of the Board?

1.  [If the shareholder says YES]

I am recording your vote and will send you a printed confirmation to (address). For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to?

Thank you for your time and your vote Mr./Mrs. ___________. Have a good day/evening.

2. [If the shareholder says NO]

Would you like to review the proposal before voting?

3. [If the shareholder says NO]

Do you have a pen and paper handy? I would like to leave you with our toll free number. If you have any questions or would like to quickly vote your shares over the phone, please call 800-947-2721. When calling, please refer to record #. Your participation would be greatly appreciated. Thank you for your time. Have a good day/evening

4. [If the shareholders says YES]

[REVIEW PROPOSAL - SEE ATTACHED]

The Board recommends a vote in favor of the proposal. How would you like to register your vote?

5. [If the shareholder say YES]

GO BACK TO NUMBER 1.

6. [If the shareholder says NO]

GO BACK TO NUMBER 3.

[Proposal Review]
                          WORLD BOND-DEBENTURE SERIES
                      of the Lord Abbett Securities Trust

GS Toll Free:   800-947-2721
Meeting Date and Time: Thursday, October 10, 2002 at 11:00 AM Eastern Time Meeting Place: 90 Hudson Street Jersey City, New Jersey 07302-3973
Record Date: July 15, 2002
Mutual Fund Toll Free: 888-L-ABBETT (888-522-2388)

Briefly

At this Meeting, Shareholders are asked to approve an Agreement and Plan of Reorganization with Lord Abbett Securities Trust, on behalf of the World Bond-Debenture Series. The Board of Trustees recommends a vote in favour of the proposal. Would you like to register a vote along with the recommendations of your Board?

The Meeting is being held for the following purposes:

(1) an Agreement and Plan of Reorganization between Lord Abbett Investment Trust, on behalf of the Lord Abbett High Yield Fund (the "High Yield Fund"), and Lord Abbett Securities Trust, on behalf of the World Bond-Debenture Series (the "World Bond-Debenture Fund"), providing for: (a) the transfer of all of the assets of the World Bond-Debenture Fund to the High Yield Fund in exchange for shares of the High Yield Fund and the assumption by the High Yield Fund of all of the liabilities of the World Bond-Debenture Fund; (b) the distribution of such shares to the shareholders of the World Bond-Debenture Fund; and (c) the termination of the World Bond-Debenture Fund under state law and the Investment Company Act of 1940; and

(2) such other business as may properly come before the Meeting.


THE PROPOSED REORGANIZATION

Please note the following points:

* Both Funds invest primarily in fixed-income securities although their investment policies are not identical. While the High Yield Fund invests primarily in domestic high-yield securities, sometimes known as "junk bonds", your Fund generally invests in a broader array of fixed-income securities. Also, your Fund generally invests a larger portion of its assets in foreign issuers than does the High Yield Fund. Following the proposed reorganization, the portfolio of the High Yield Fund will continue to consist primarily of domestic high-yield securities.

* The proposed reorganization will be a tax-free reorganization for federal income tax purposes.

* You will not be charged any sales loads, commissions, or transaction fees in the reorganization.

* The total value of the High Yield Fund shares you will receive as a result of this reorganization will be the same as the total value of your World Bond-Debenture Fund shares as of the close of business on the date that the reorganization is completed.

* The proposed reorganization may allow potential economies of scale in portfolio management, administration, and operations resulting from larger asset size.

* A vote in favor of the proposed reorganization is a vote to terminate your Fund.

Overview

* The Plan provides for the transfer to the High Yield Fund of all of the assets of the World Bond- Debenture Fund in exchange for the Shares and the assumption by the High Yield Fund of all of the liabilities of the World Bond-Debenture Fund.

* The World Bond-Debenture Fund will distribute all High Yield Fund shares received by it among its shareholders so that each World Bond-Debenture Fund shareholder will receive a pro rata distribution of High Yield Fund shares (or fractions thereof).

* The High Yield Fund shares received by each World Bond-Debenture Fund shareholder will be of the same class and have an aggregate net asset value equal to the aggregate net asset value of the shareholder's World Bond-Debenture Fund shares as of the date of the exchange.

* In connection with the Reorganization, the World Bond-Debenture Fund will be terminated as a series of the Securities Trust. Completion of the Reorganization is subject to the approval of the World Bond-Debenture Fund's shareholders and other conditions.

* As a result of the Reorganization, each World Bond-Debenture Fund shareholder will cease to be a shareholder of the World Bond-Debenture Fund and will become a shareholder of the High Yield Fund as of the close of business on the date of the exchange.

Reasons: The Boards of Trustees of the Funds, including in each case a majority who are not interested persons of either Fund or of Lord Abbett, approved the Plan and the Reorganization on June 20, 2002, and determined that participation in the proposed Reorganization is in the best interests of the shareholders of each Fund and that the interests of existing shareholders of the Funds will not be diluted as a result of the Reorganization. In reaching this conclusion, the Boards considered a number of factors, including the small size of the World Bond-Debenture Fund, the efficiencies that may result from combining the operations of two separate funds, relative performance, and the general compatibility of the Funds' investment objectives and policies.

Tax Consequences: The proposed reorganization will be a tax-free reorganization for Federal Income Tax purposes.


COMPARISON OF FUNDS

Classes of Shares: The High Yield Fund has five classes of shares: Class A, Class B, Class C, Class P, and Class Y, each of which invests in the same portfolio, but bears different expenses and receives different levels of dividends. The World Bond-Debenture Fund has four classes of shares: Class A, Class B, Class C, and Class P, each of which invests in the same portfolio, but bears different expenses and receives different levels of dividends. As of the date hereof, there are no outstanding Class P shares of the World Bond-Debenture Fund. If the Reorganization is completed, World Bond-Debenture Fund shareholders will receive the same class of shares in the High Yield Fund as they currently own in the World Bond-Debenture Fund.

Investment Objectives and Policies: Although the Funds both invest primarily in fixed-income securities, their investment objectives and policies are not identical.

* The investment objective of the World Bond-Debenture Fund is to seek high current income and the opportunity for capital appreciation.

* The investment objective of the High Yield Fund is to seek high current income and the opportunity for capital appreciation to produce a high total return.

Fees and Expenses:...the contractual management fee and certain other expenses of the World Bond- Debenture Fund are higher than those of the High Yield Fund due to higher research and other costs typically incurred by a fund investing in foreign securities...The expenses of the High Yield Fund shares are expected to decrease as a result of the Reorganization.